Exhibit 99.(a)(2)

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
MR SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X 9X9	Security Class

Holder Account Number
	C1234567890	I N D

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Form of Proxy - Special Meeting to be held on April 5, 2007

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.

Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the special meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.

If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered must sign this proxy. If you are voting on behalf of a corporation, partnership or other entity or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy must be signed in the exact manner as the name appears on the proxy.
4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5.

The securities represented by this proxy will be voted as directed by the holder. However, if such a direction is not made in respect of any matter, and the holder has not appointed a proxyholder other than the two persons named on this form of proxy, then this proxy will be voted as recommended by Management.

6.

The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the shareholder, on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Special Meeting or other matters that may properly come before the meeting.
8.	This proxy should be read in conjunction with the accompanying documentation provided by Management

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Proxies submitted must be received no later than 5:00 pm (Toronto, Canada time) on April 3, 2007.

• Complete, sign and date the reverse hereof.	• Complete, sign and date the reverse hereof.

• Return this Proxy in the envelope provided.	• Forward it by fax to (416) 263-9524 or
toll-free to 1-866-249-7775 for calls within
• If the envelope provided is lost, or if you	Canada and the U.S.
would like to hand-deliver this Proxy, the
address is:	• Forward it by fax to (416) 263-9524 for
calls outside Canada and the U.S.
Computershare Investor Services Inc.
9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1

Signed and completed forms of proxy must be received at the Toronto office of Computershare Investor Services Inc. by 5:00 p.m. (Toronto, Canada time) on April 3, 2007 or be hand-delivered at the registration table (for presentation to the Chairman) on the day of the meeting before the commencement of the special meeting.

	MR SAM SAMPLE			C1234567890

			IND	LV1
Appointment of Proxyholder
The undersigned holder of Limited Voting Shares of Four Seasons				Print the name of the person
Hotels Inc. ( the “Corporation”) hereby appoints: Kathleen Taylor,				you are appointing if this
President, Worldwide Business Operations, or, failing her, John			OR	person is someone other than
Davison, Executive Vice President and Chief Financial Officer.				the Management Nominees
listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of shareholders of Four Seasons Hotels Inc. to be held at the Four Seasons Hotel Toronto (Tudor Room), 21 Avenue Road, Toronto, Ontario on Thursday, April 5, 2007 at 10:00 a.m. and at any adjournment or postponement thereof.

1.	Special Resolution				For	Against
The Board of Directors recommends a vote FOR the following resolution:
	The special resolution approving the arrangement ( the “Arrangement”) under section 182 of the Business				☐	☐
Corporations Act (Ontario) involving the Corporation, its shareholders and FS Acquisition Corp., a British
Columbia company that is owned by Triples Holdings Limited and affiliates of Kingdom Hotels International and
	Cascade Investment, L.L.C., the full text of which is set forth in Appendix A to the accompanying management					_-_
	information circular of the Corporation dated February 27, 2007.					Fold

2.

This proxy confers discretionary authority upon the proxyholder with respect to voting on any amendment or variation which may properly be put before the Special Meeting with respect to any matter identified in the notice of the special meeting and on any other matter which may properly come before the special meeting.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE CORPORATION. SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON OTHER THAN THE NOMINEES DESIGNATED ABOVE TO ATTEND AND ACT ON THE SHAREHOLDER’S BEHALF AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS OR POSTPONEMENT THEREOF AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME OF THEIR NOMINEE IN THE BLANK SPACE PROVIDED ABOVE FOR THAT PURPOSE.

This form of proxy must be signed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, partnership or other entity, under its seal or by an officer or attorney thereof duly authorized.

Authorized Signature(s) - This section must be				Signature(s)	Date
completed for your instructions to be executed.					_-_
I/We authorize you to act in accordance with my/our instructions set out above.					Fold
I/We hereby revoke any proxy previously given with respect to the Special					MM / DD / YY
Meeting. If no voting instructions are indicated above, and a shareholder has not appointed a proxyholder other than the two persons named on this form of Proxy, then this Proxy will be voted as recommended by
Management.

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